UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SAMSARA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

`
1 De Haro Street
San Francisco, California 94107
(415) 985-2400
May 18, 2023
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Samsara Inc., to be held on Thursday, June 29, 2023 at 1:00 p.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/IOT2023, where you will be able to listen to the meeting live, submit questions and vote online.
We have elected to deliver our proxy materials to our stockholders over the Internet under the Securities and Exchange Commission rules that allow companies to do so. This delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without adversely impacting our stockholders’ timely access to this important information. On or about May 18, 2023, we expect to mail the Notice of Internet Availability containing instructions on how to access our proxy statement for the annual meeting and our annual report to our stockholders. The Notice of Internet Availability also provides instructions on how to vote by mail or over the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The notice of annual meeting on the next page as well as our full proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Samsara.
Sincerely,

/s/ Sanjit Biswas	/s/ John Bicket
Sanjit Biswas	John Bicket

Co-Founder, CEO & Chair	Co-Founder, Executive Vice President, CTO & Director
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SAMSARA INC.
1 De Haro Street
San Francisco, California 94107
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	1:00 p.m., Pacific Time, on Thursday, June 29, 2023

Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/IOT2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect eight directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024.
•To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	May 5, 2023 Only stockholders of record as of May 5, 2023 are entitled to notice of and to vote at the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about May 18, 2023 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of May 18, 2023 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

/s/ Adam Eltoukhy
Adam Eltoukhy
Executive Vice President, Chief Legal Officer and Corporate Secretary
San Francisco, California
May 18, 2023
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SAMSARA INC.
PROXY STATEMENT
FOR FISCAL YEAR 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held at 1:00 p.m., Pacific Time, on Thursday, June 29, 2023
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
In this proxy statement, we refer to Samsara Inc. as “Samsara,” “we” or “us” and the board of directors of Samsara as our “Board of Directors” or our “Board”. Our annual report, which contains consolidated financial statements as of and for the fiscal year ended January 28, 2023, accompanies this proxy statement. You also may obtain a copy of the annual report without charge by emailing ir@samsara.com.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the fiscal year 2024 annual meeting of stockholders of Samsara and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday, June 29, 2023 at 1:00 p.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/IOT2023, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about May 18, 2023 to all stockholders of record as of May 5, 2023. The proxy materials and our annual report can be accessed as of May 18, 2023 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of eight directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024;
•the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers; and
•any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, our management and Board of Directors were not aware of any other matters to be presented at the annual meeting.
How does the Board of Directors recommend that I vote on these proposals?
Our Board of Directors recommends that you vote your shares:
•“FOR” the election of each director nominee named in this proxy statement;

•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024; and
•To hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR”.
Who is entitled to vote at the annual meeting?
Holders of our Class A and Class B common stock as of the close of business on May 5, 2023, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 164,715,892 shares of our Class A common stock outstanding, 363,815,483 shares of our Class B common stock outstanding and no shares of our Class C common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting, each share of Class B common stock is entitled to ten votes on each matter properly brought before the annual meeting and each share of Class C common stock is not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of ten calendar days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our principal executive offices located at 1 De Haro Street, San Francisco, California 94107 by contacting our corporate secretary in writing at the foregoing address.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present virtually or by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of “FOR” votes are elected as directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of choosing to “WITHHOLD” authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024 requires the affirmative vote of a majority of the voting power of the shares present virtually or by proxy at the annual meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

•Proposal No. 3: For the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency (one year, two years, or three years) receiving the highest number of votes cast by the voting power of the shares present virtually or by proxy at the annual meeting and entitled to vote thereon will be considered the frequency preferred by stockholders. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on us or our Board of Directors. Our Board of Directors and our compensation committee, however, will consider the outcome of the vote when determining how often to submit to our stockholders an advisory vote to approve the compensation of our named executive officers.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Class A common stock you own as of the close of business on May 5, 2023 and you have 10 votes for each share of Class B common stock you own as of the close of business on May 5, 2023.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 28, 2023 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by telephone at +1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 28, 2023 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/IOT2023, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each director nominee named in this proxy statement;

•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024; and
•To hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR”.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Samsara Inc., 1 De Haro Street, San Francisco, California 94107, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/IOT2023. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 1:00 p.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m., Pacific Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.

What if I cannot find my control number?
Please note that if you do not have your control number and you are a registered stockholder, you will be able to log in as a guest. To join the meeting webcast, visit www.virtualshareholdermeeting.com/IOT2023 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a street name stockholder, you will need to contact that bank, broker, or other holder of record to obtain your control number prior to the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page at www.virtualshareholdermeeting.com/IOT2023. Technical support will be available starting at 12:45 p.m. Pacific Time on Thursday, June 29, 2023 and will remain available until the annual meeting has ended.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Each of Sanjit Biswas, John Bicket, Dominic Phillips and Adam Eltoukhy has been designated as proxy holder for the annual meeting by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use his or her own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact Samsara’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 800-736-3001 (or +1-781-575-3100 for international callers), or by writing to Computershare Trust Company, N.A., at PO Box 43006, Providence, Rhode Island 02940-3006. Stockholders of record may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our Board of Directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Samsara Inc.
Attention: Corporate Legal
1 De Haro Street
San Francisco, California 94107
Tel: (415) 985-2400
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board of Directors
Our Board of Directors currently consists of eight directors, six of whom are independent under the listing standards of the New York Stock Exchange (“NYSE”). At each annual meeting of stockholders, directors will be elected for a one-year term and until their successors are duly elected and qualified.
The following table sets forth the names, ages, and certain other information for each of our directors and director nominees, as of May 5, 2023:

Name	Age	Position(s)	Director Since
Sanjit Biswas	41	Co-Founder, Chief Executive Officer and Chair	2015
John Bicket	43	Co-Founder, Executive Vice President, Chief Technology Officer and Director	2015
Marc Andreessen	51	Director	2015
Sue Bostrom(2)	62	Director	2021
Jonathan Chadwick(1) (2)	57	Lead Independent Director	2020
Ann Livermore(1) (2)	64	Director	2021
Hemant Taneja(3)	48	Director	2017
Sue Wagner(1) (3)	61	Director	2020
_________________________
(1)Member of audit committee
(2)Member of compensation committee
(3)Member of nominating and corporate governance committee
Our Board of Directors is composed of a diverse group of individuals with a variety of backgrounds, experience and skills relevant to our company. The composition of our Board of Directors provides a broad range of perspectives and enhances our ability to execute on our company strategy. The following chart reflects the range of skills and experience possessed by our Board of Directors as well as their individual diversity characteristics.

Skill	Sanjit Biswas	John Bicket	Marc Andreessen	Sue Bostrom	Jonathan Chadwick	Ann Livermore	Hemant Taneja	Sue Wagner
Core
Public Company Leadership	✔	✔	✔	✔	✔	✔	✔	✔
Financial	✔	✔	✔	✔	✔	✔	✔	✔
Corporate Governance	✔	✔	✔	✔	✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔	✔	✔	✔
Strategic
Technology and Innovation	✔	✔	✔	✔	✔	✔	✔	✔
Global Business and Operations	✔	✔	✔	✔	✔	✔	✔	✔
Marketing and Brand Building	✔	✔		✔		✔		✔
Human Capital Management	✔	✔		✔	✔	✔		✔
DIVERSITY
Gender	Male	Male	Male	Female	Male	Female	Male	Female
Race/Ethnicity	Asian	White	White	White	White	White	Asian	White

Nominees for Director
Sanjit Biswas. Mr. Biswas has served as our Chief Executive Officer and as the Chairman of our Board of Directors since February 2015. Prior to co-founding Samsara, he was the Chief Executive Officer and co-founder of Meraki, an information technology company, from April 2006 to December 2012. He served as Vice President and General Manager at Cisco Systems, a technology company, from December 2012 to January 2015 following Cisco’s acquisition of Meraki in 2012. Mr. Biswas holds a B.S. in Computer Systems Engineering from Stanford University and an S.M. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
We believe Mr. Biswas is qualified to serve as a member of our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and as one of our co-founders, as well as his prior business experience.
John Bicket. Mr. Bicket has served as our Chief Technology Officer and as a member of our Board of Directors since February 2015. Prior to co-founding Samsara, he was the CTO and co-founder of Meraki from April 2006 to December 2012. He served as Vice President of Engineering at Cisco Systems from December 2012 to January 2015 following Cisco’s acquisition of Meraki in 2012. Mr. Bicket holds a B.S. in Computer Science from Cornell University and an S.M. in Computer Science from the Massachusetts Institute of Technology.
We believe Mr. Bicket is qualified to serve as a member of our Board of Directors because of the perspective and experience he brings as our Chief Technology Officer and as one of our co-founders, as well as his prior business experience.
Marc Andreessen. Mr. Andreessen has served as a member of our Board of Directors since May 2015. He is a co-founder and has been a General Partner of Andreessen Horowitz, a venture capital firm, since July 2009. Previously, Mr. Andreessen co-founded and served as the Chairman of the board of directors of Opsware, Inc. (formerly known as Loudcloud Inc.), a software company. He also served as Chief Technology Officer of America Online, Inc., an Internet services company. Mr. Andreessen was a co-founder of Netscape Communications Corporation, a software company, serving in various positions, including Chief Technology Officer and Executive Vice President of Products. Mr. Andreessen previously served as a member of the boards of directors of eBay Inc., an e-commerce company, Hewlett-Packard Company, a software and hardware provider, and Hewlett Packard Enterprise Company, a technology solutions provider. Mr. Andreessen currently sits on the boards of directors of Meta Platforms, Inc., a technology company, Coinbase Global Inc., a cryptocurrency exchange platform, and several private companies. Mr. Andreessen holds a B.S. in computer science from the University of Illinois at Urbana-Champaign.
We believe that Mr. Andreessen is qualified to serve as a member of our Board of Directors due to his extensive leadership and business experience as an Internet entrepreneur, venture capitalist, and technologist, as well as his service on other boards of directors of various public companies.
Sue Bostrom. Ms. Bostrom has served as a member of our Board of Directors since March 2021. She previously served in various roles at Cisco Systems from 1997 to January 2011, most recently serving as Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs. Ms. Bostrom currently serves on the boards of directors of GitLab Inc., a global software company, and ServiceNow, Inc., a cloud computing company, as well as the boards of directors of several private companies and non-profit organizations. Ms. Bostrom previously served as a member of the board of directors of Anaplan, Inc., a software company, from September 2017 until June 2022, Nutanix, a cloud computing company, from October 2017 until March 2022, Cadence Design Systems, Inc., a computational software company, from February 2011 until May 2021, Varian Medical Systems, Inc., a manufacturer of medical devices and software, from February 2005 until February 2019, Rocket Fuel Inc., an artificial intelligence media buying company, from February 2013 until its acquisition by Sizmek, Inc. in September 2017, and Marketo, Inc., a provider of software-as-a-service marketing automation solutions, from May 2012 until its acquisition by Vista Equity Partners in August 2016. Ms. Bostrom holds a B.S. in Business from the University of Illinois and an M.B.A. from the Stanford Graduate School of Business.
We believe Ms. Bostrom is qualified to serve as a member of our Board of Directors due to her extensive experience and leadership roles in the technology industry and her service on the boards of directors of various public companies.

Jonathan Chadwick. Mr. Chadwick has served as a member of our Board of Directors since August 2020. Since April 2016, he has been a private investor. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer, Chief Operating Officer and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company. He previously served as the Chief Financial Officer of Skype Communication S.a.r.l., a voice over IP (VoIP) service company, and as a Corporate Vice President of Microsoft Corporation, a technology company, after its acquisition of Skype Communication S.a.r.l. Mr. Chadwick previously served as Executive Vice President and Chief Financial Officer of McAfee, Inc., a security software company, until its acquisition by Intel Corporation. Before that, Mr. Chadwick served in various executive roles at Cisco Systems. Mr. Chadwick also worked for Coopers & Lybrand (now PricewaterhouseCoopers), an accounting firm, in various roles in the United States and United Kingdom. He currently serves on the boards of directors of Elastic N.V., a search and data analysis company, ServiceNow, Inc., a cloud computing company, Zoom Video Communications, Inc., a provider of remote conferencing services, Confluent, Inc., a data infrastructure company, and various private companies. He previously served on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, and F5 Networks, Inc., an application networking delivery company. Mr. Chadwick qualified as a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath.
We believe Mr. Chadwick is qualified to serve as a member of our Board of Directors due to his significant financial expertise as a Chief Financial Officer and service on the boards of directors of various public companies.
Ann Livermore. Ms. Livermore has served as a member of our Board of Directors since June 2021. She previously served in various management and leadership roles at Hewlett-Packard Company from 1982 to October 2011, most recently serving as Executive Vice President. Ms. Livermore currently serves on the boards of directors of Qualcomm Incorporated, a wireless technology company, and Hewlett Packard Enterprise Company, as well as several boards of directors of private companies. Ms. Livermore previously served as a member of the board of directors of Hewlett-Packard Company from June 2011 until November 2015 and United Parcel Service, Inc., a shipping and supply chain management company, from November 1997 until May 2023. Ms. Livermore holds a B.A. in Economics from the University of North Carolina, Chapel Hill and an M.B.A. from the Stanford Graduate School of Business.
We believe Ms. Livermore is qualified to serve as a member of our Board of Directors due to her extensive experience and leadership roles in the technology industry and her service on the boards of directors of various public companies.
Hemant Taneja. Mr. Taneja has served as a member of our Board of Directors since June 2017. He has served as the Chief Executive Officer of General Catalyst, a venture capital firm, since 2021 and previously as a Managing Director since September 2007. Mr. Taneja previously served as the Chief Executive Officer and Chairman of the board of directors of Health Assurance Acquisition Corp., a special purpose acquisition company focused on the healthcare industry, from September 2020 to November 2022. Mr. Taneja also serves on the board of directors of several private companies. Mr. Taneja previously served on the board of directors of Teladoc Health, Inc., a telemedicine and virtual healthcare company, from November 2020 to April 2021. Mr. Taneja holds a M.S. in Operations Research, a M.Eng. in Electrical Engineering and Computer Science, a B.S. in Mathematics, a B.S. in Electrical Engineering and Computer Science, and a B.S. in Biology and Biomedical Engineering from the Massachusetts Institute of Technology.
We believe Mr. Taneja is qualified to serve as a member of our Board of Directors due to his experience as a director of, and as an investor in, multiple technology companies.
Sue Wagner. Ms. Wagner has served as a member of our Board of Directors since November 2020. She is a co-founder of BlackRock, Inc., an asset management company, and held various roles there from its founding until her retirement in July 2012. During her tenure at BlackRock, Ms. Wagner served as BlackRock’s Vice Chairman, Chief Operating Officer, Head of Corporate Strategy, a member of the Global Executive Committee and Global Operating Committee, and led the alternative investments and international client businesses. She currently serves on the boards of directors of BlackRock, Apple Inc., an electronics and software company, and Color Health, a private health technology company. Ms. Wagner previously served as a member of the board of directors of Swiss Re Ltd., an insurance and reinsurance company, from April 2014 to April 2023. Ms. Wagner holds a B.A. in English and Economics from Wellesley College and an M.B.A. in Finance from the University of Chicago.
We believe Ms. Wagner is qualified to serve as a member of our Board of Directors due to her operational experience, including her service as chief operating officer of a large multinational public company, her extensive financial expertise and experience in the financial services industry, and her global business perspective from her service on other boards.

Director Independence
Our Class A common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board of Directors. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Mr. Andreessen, Ms. Bostrom, Mr. Chadwick, Ms. Livermore, Mr. Taneja and Ms. Wagner, representing six of our eight directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE.
In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure
Sanjit Biswas, our co-founder and Chief Executive Officer, serves as Chair of our Board of Directors, presides over meetings of our Board of Directors, and holds such other powers and carries out such other duties as are customarily carried out by the Chair of our Board of Directors. Our independent directors bring experience, oversight, and expertise from outside of our company, while Mr. Biswas and Mr. Bicket each bring current company-specific experience, leadership, and insight as our co-founders and Chief Executive Officer and Chief Technology Officer, respectively.
Our Board of Directors has adopted corporate governance guidelines that provide that one of our independent directors should serve as our Lead Independent Director if the Chair of the Board of Directors is not independent. Our Board of Directors has appointed Mr. Chadwick to serve as our Lead Independent Director. As Lead Independent Director, Mr. Chadwick carries out the duties and responsibilities outlined below, and performs such additional duties as our Board of Directors may otherwise determine and delegate. Our Board of Directors believes that this structure is appropriate and offers independent leadership and engagement from the Lead Independent Director, while providing the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the company’s day-to-day operations, chair regular Board of Directors’ meetings as key business and strategic issues are discussed.

Duties and Responsibilities of our Lead Independent Director
✔ Maintain significant involvement in meetings of the Board of Directors and executive sessions, including presiding over meetings at which the Chair is not present
✔ Act as liaison between the Chair, our independent directors and company management
✔ Evaluate and advise the Chair as to the quality, quantity and timeliness of the flow of information between company management and the independent directors as is appropriate for the independent directors to effectively perform their duties
✔ Provide input to the Chair, as appropriate, with respect to the meeting agendas for the Board of Directors and its committees
✔ Call and preside at periodic meetings of the independent directors and communicate relevant feedback to the Chair and company management as needed
✔ Be available for consultation and communication with significant stockholders wishing to communicate directly with our independent directors
✔ Coordinate the assessment of Board committee structure, organization and effectiveness in partnership with the Chair
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business, operational, legal, compliance and reputational risks that are disclosed in our annual report. We have designed and implemented processes to manage risk in our operations. Risks are categorized and assessed based on their respective estimated impact and likelihood to occur, the velocity with which the risks may materialize, and any management action plan, as well as the company’s current and likely future capability, to address each risk. On a quarterly basis, the company’s highest priority risks are presented to its risk steering committee, which consists of executive management and is chaired by our Vice President of Internal Audit and Risk Governance. At the risk steering committee, individual managers responsible for the company’s highest priority risks report and receive feedback on the company’s progress in mitigating those risks. Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions. Our Vice President of Internal Audit and Risk Governance makes periodic reports to the Board and its committees with respect to various aspects of risk management, with assistance from our Head of Compliance, who reports directly to our Chief Legal Officer. Our Board has full access to management and has the ability to engage outside advisors and experts as needed to anticipate and assess future risks.
In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee oversees enterprise risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cybersecurity and other information technology risks. Our compensation committee oversees compensation and other employee-related risks, including risks relating to our executive compensation plans and arrangements as well as talent and leadership development and management, including matters relating to the attraction, development and retention of a diverse and talented workforce. Our nominating and corporate governance committee oversees risks relating to governance, including our corporate governance practices, the composition and effectiveness of our Board of Directors, and issues related to corporate social responsibility and sustainability. Together with the committees, our Board reviews the overall risk profile of the company on at least an annual basis.
Our Board of Directors believes its current structure and leadership support its risk oversight function.
Board Committees
Our Board of Directors has established the following standing committees of the Board: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of those committees is described below.

Audit Committee
The current members of our audit committee are Mr. Chadwick, Ms. Livermore and Ms. Wagner. Mr. Chadwick is the chairperson of our audit committee. Our Board of Directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and each member also meets the financial literacy requirements of the listing standards of the NYSE. Our Board of Directors has determined that each of Mr. Chadwick and Ms. Wagner is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•appointing and overseeing our independent auditor;
•reviewing and approving audit and non-audit services;
•reviewing and approving (or recommending for approval to our Board of Directors) earnings materials, financial statements and related disclosures in periodic reports;
•reviewing internal controls and disclosure controls and procedures;
•overseeing the design, implementation and performance of our internal audit function;
•reviewing and discussing the adequacy and effectiveness of our legal, regulatory and ethical compliance programs;
•reviewing and monitoring compliance with our Code of Conduct; and
•reviewing and approving related party transactions.
No member of our audit committee should simultaneously serve on the audit committee of more than two additional public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the audit committee and discloses such determination in accordance with the requirements of the NYSE. Our Board of Directors has considered Mr. Chadwick’s simultaneous service on the audit committees of Samsara and four other public companies and has determined that such simultaneous service does not impair his ability to effectively serve as a member and chairperson of our audit committee.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our investor relations website at https://investors.samsara.com/governance/governance-documents.
During fiscal year 2023, our audit committee held four regular meetings and one special meeting.
Compensation Committee
The current members of our compensation committee are Ms. Bostrom, Mr. Chadwick and Ms. Livermore. Ms. Bostrom is the chairperson of our compensation committee. Our Board of Directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing and approving (or recommending to our Board of Directors) CEO and executive officer compensation;
•reviewing, approving, administering and overseeing our employee benefit and equity incentive plans;
•retain compensation consultants and other advisors; and
•reviewing and recommending to the Board of Directors compensation for non-employee directors.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our investor relations website at https://investors.samsara.com/governance/governance-documents.
During fiscal year 2023, our compensation committee held four regular meetings and two special meetings.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Ms. Wagner and Mr. Taneja. Ms. Wagner is the chairperson of our nominating and corporate governance committee. Our Board of Directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our nominating and corporate governance committee is responsible for, among other things:
•assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors, and recommending to the Board of Directors, proposed nominees for election to the Board of Directors and appointment to its committees;
•considering director nominees properly recommended or nominated by stockholders;
•evaluating and recommending to the Board of Directors corporate governance policies, practices and guidelines applicable to the company;
•reviewing potential conflicts of interest;
•facilitating the annual performance review of the Board of Directors and its committees; and
•periodically reviewing and making recommendations to the Board of Directors regarding corporate governance trends, including developments related to corporate social responsibility, sustainability and other matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our investor relations website at https://investors.samsara.com/governance/governance-documents.
During fiscal year 2023, our nominating and corporate governance committee held three regular meetings.
External Director Commitments
Our corporate governance guidelines contain a description of our overboarding policy, which is designed to help ensure that our directors can perform their duties and responsibilities as a director by limiting the number of additional public company boards on which they may serve. Our directors are not permitted to serve on more than four additional public company boards without the approval of the Board of Directors. In addition, any director who is the chief executive officer of a public company, including our CEO, should not serve on more than two additional public company boards, and no member of our audit committee should serve on the audit committee of more than two other public companies, without the approval of the Board of Directors. In partnership with our nominating and corporate governance committee, the Board of Directors will consider multiple factors when reviewing a request for an exception to this policy. These factors include a director’s attendance and level of engagement at Board and committee meetings, the role that the director plays on the Board of Directors as well as his or her role on the boards and committees of the other public companies, the diversity of experience and background that the director contributes to the Board’s composition, and other relevant factors as needed. The Board considered all of these factors when assessing the board membership of Mr. Chadwick and arrived at the conclusion that Mr. Chadwick has consistently displayed a high level of commitment to our company through his role on our Board of Directors and as such, Mr. Chadwick’s service on other public company boards has not adversely affected his ability to serve our company in his capacity as a director.

Attendance at Board and Stockholder Meetings
During our fiscal year ended January 28, 2023, our Board of Directors held four meetings, and each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at the annual meetings of stockholders, we encourage directors to attend. Six of our eight members of our Board of Directors attended the fiscal year 2023 annual meeting.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Considerations in Evaluating Directors and Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and its respective committees and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on our Board of Directors and skills that are complementary to our Board of Directors, an understanding of our business, an understanding of the responsibilities that are required of a member of our Board of Directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board of Directors. Although our Board of Directors does not maintain a specific policy with respect to Board diversity, our Board of Directors believes that the Board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our Board of Directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board of Directors has the final authority in determining the selection of director candidates for nomination to our Board.

Our nominating and corporate governance committee also oversees the annual self-evaluation process for our Board of Directors and its committees, including conducting surveys of director observations and suggestions on the effectiveness of the Board. The nominating and corporate governance committee is responsible for establishing the evaluation criteria and implementing the process for this evaluation, as well as making recommendations to the Board regarding any changes they may deem appropriate based on insights collected through the evaluation process. We utilize the results of the evaluation process to analyze the effectiveness of our current Board composition, structure, and processes and to determine the critical skills and characteristics required of prospective candidates for election to our Board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board of Directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our Board of Directors should direct the recommendation in writing by letter to our corporate secretary at Samsara Inc., 1 De Haro Street, San Francisco, California 94107, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock, among other required information. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our fiscal year 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for Fiscal Year 2025 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our corporate secretary or legal department by mail to our principal executive offices at Samsara Inc., 1 De Haro Street, San Francisco, California 94107. Our corporate secretary or legal department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board of Directors to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our Board of Directors or our business, including, without limitation, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our corporate secretary or legal department will route such communications to the appropriate director(s) or, if none is specified, then to the chair of the Board or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our Board of Directors are prohibited from, among other things, (1) engaging in short sales of our securities, (2) directly or indirectly engaging in transactions that hedge or offset, or are designed to hedge or offset, the risks associated with holding our equity securities either granted as part of their compensation or held directly or indirectly by them, including (i) trades in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us) or (ii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), (3) pledging any of our securities as collateral for any loans unless explicitly approved in writing by our Chief Legal Officer and (4) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Conduct
Our Board of Directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board of Directors and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of conduct are available on our investor relations website at https://investors.samsara.com/governance/governance-documents. We will post amendments to our code of conduct or any waivers of our code of conduct for directors and executive officers on the same website.
Director Compensation
We have an outside director compensation policy for our non-employee directors. The outside director compensation policy was developed with input from our independent compensation consultant, Compensia, Inc. (“Compensia”) regarding practices and compensation levels of similarly situated companies and is intended to attract, retain, and reward non-employee directors.
Under our outside director compensation policy, non-employee directors are entitled to receive compensation in the form of cash and equity, as described below.
•$30,000 retainer per year for each non-employee director;
•$20,000 retainer per year for the non-executive chair of the Board of Directors (if appointed);
•$15,000 retainer for the lead independent director;
•$20,000 retainer per year for the chair of the audit committee or $10,000 retainer per year for each other member of the audit committee;
•$15,000 retainer per year for the chair of the compensation committee or $7,500 retainer per year for each other member of the compensation committee; and
•$8,000 retainer per year for the chair of the nominating and corporate governance committee or $4,000 retainer per year for each other member of the nominating and corporate governance committee.
Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and will not receive the additional annual fee as a member of the committee. All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis.
Each person who first becomes a non-employee director under the outside director compensation policy will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units covering a number of shares of our Class A common stock, with such award having a grant value equal to $400,000, rounded to the nearest whole share. Each initial award will vest as to 1/3rd of the underlying shares on the first Quarterly Vesting Date following the date the individual became a non-employee director, and as to 1/3rd of the underlying shares on each of the next two anniversaries thereafter, subject to continued service through each relevant vesting date, where “Quarterly Vesting Date” means March 15, June 15, September 15, and December 15 of each calendar year. If the person was a member of our Board of Directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an initial award.
On the date of each of our annual stockholder meetings, except as noted below, each non-employee director who is continuing as a director following our annual stockholder meeting automatically will be granted an award of restricted stock units covering a number of shares of our Class A common stock, with such award having a grant value of $200,000, rounded to the nearest whole share. Each annual award will vest on the earlier of the first anniversary of the award’s grant date or the day before the annual stockholder meeting following the date the annual award was granted, in each case subject to continued service through the relevant vesting date.

In the event of a change in control of our company, all equity awards granted to a non-employee director (including those granted pursuant to our outside director compensation policy) will fully vest and become immediately exercisable (if applicable), unless specifically provided otherwise under the applicable award agreement or other written agreement between the non-employee director and us.
Under our outside director compensation policy, in any fiscal year, no non-employee director may be paid, issued or granted cash compensation and equity awards following the effective date of our outside director compensation policy with a total value of greater than $750,000, with the value of an equity award based on its grant date fair value for purposes of this limit. Any cash compensation paid or equity awards granted to a non-employee director while he or she was an employee or consultant (other than a non-employee director) will not count toward this limit. The maximum annual limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Our outside director compensation policy also provides for the reimbursement of our non-employee directors for reasonable, customary and documented travel expenses to attend meetings of our Board of Directors and committees thereof.
Compensation for our non-employee directors is not limited to the equity awards and payments set forth in our outside director compensation policy. Our non-employee directors will remain eligible to receive equity awards and cash or other compensation outside of the outside director compensation policy, as may be provided from time to time at the discretion of our Board of Directors.
Director Compensation for Fiscal Year 2023
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board of Directors for the fiscal year ended January 28, 2023. Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2023, Mr. Biswas and Mr. Bicket were employees and executive officers of the company and therefore did not receive compensation as directors. See “Executive Compensation” for additional information regarding Mr. Biswas’ and Mr. Bicket’s compensation.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Marc Andreessen (2)	—	—	—	—	—
Sue Bostrom	45,000	200,002	—	—	245,002
Jonathan Chadwick	69,245	200,002	—	—	269,247
Ann Livermore (3)	44,453	200,002	—	—	244,455
Hemant Taneja (2)	—	—	—	—	—
Sue Wagner	48,000	200,002	—	—	248,002
_________________________
(1)The dollar value of the restricted stock unit, or RSU, awards shown in the “Stock Awards” column represents the aggregate grant-date fair value calculated on the basis of the fair market value of the underlying shares of Class A common stock on the grant date in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. On June 22, 2022, each non-employee director, other than Mr. Andreessen and Mr. Taneja, received an annual grant of 16,821 RSUs with a grant date fair value of $11.89 per share, the closing stock price as of the date of grant, in accordance with the terms of our outside director compensation policy.
(2)Mr. Andreessen and Mr. Taneja declined all compensation, including equity awards, for their service on our Board of Directors for the fiscal year ended January 28, 2023.
(3)Committee fees for Ms. Livermore are prorated to reflect her transition from the nominating and corporate governance committee to the audit committee, effective September 30, 2022.

The following table lists all outstanding equity awards held by non-employee directors as of January 28, 2023:

Name	Aggregate Number of Shares Underlying Outstanding Stock Awards
Marc Andreessen (1)	—
Sue Bostrom	151,821
Jonathan Chadwick	230,429
Ann Livermore	141,822
Hemant Taneja (1)	—
Sue Wagner	215,680
_________________________
(1)Mr. Andreessen and Mr. Taneja declined all compensation, including equity awards, for their service on our Board of Directors for the fiscal year ended January 28, 2023.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Board of Directors currently consists of eight directors. At the annual meeting, eight directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Sanjit Biswas, John Bicket, Marc Andreessen, Sue Bostrom, Jonathan Chadwick, Ann Livermore, Hemant Taneja and Sue Wagner as nominees for election as directors at the annual meeting. If elected, each of Mr. Biswas, Mr. Bicket, Mr. Andreessen, Ms. Bostrom, Mr. Chadwick, Ms. Livermore, Mr. Taneja and Ms. Wagner will serve as a director until the fiscal year 2025 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Biswas, Mr. Bicket, Mr. Andreessen, Ms. Bostrom, Mr. Chadwick, Ms. Livermore, Mr. Taneja and Ms. Wagner have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of choosing to “WITHHOLD” authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending February 3, 2024. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended January 28, 2023.
At the annual meeting, we are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024. Our audit committee is submitting the appointment of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte & Touche LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, then our audit committee may reconsider the appointment. One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees billed or expected to be billed (in thousands) for professional audit services and other services rendered to us by Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (“Deloitte”) for our fiscal years ended January 28, 2023 and January 29, 2022.

	2023	2022
Audit Fees (1)	$3,138	$3,666
Audit-Related Fees (2)	—	—
Tax Fees (3)	497	446
All Other Fees (4)	—	—
Total Fees	$3,635	$4,112
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(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with regulatory filings or engagements for those fiscal years. For the fiscal year ended January 28, 2023, this category also included fees for the audit of the effectiveness of our internal control over financial reporting. For the fiscal year ended January 29, 2022, this category also included fees for services incurred in connection with our initial public offering, which occurred in December 2021 (“IPO”).
(2)For the fiscal years ended January 28, 2023 and January 29, 2022, there were no fees billed by Deloitte for professional services rendered under “Audit-Related Fees” in the table above.
(3)“Tax Fees” consist of fees in connection with consultation on tax matters. For the fiscal year ended January 29, 2022, this category also included fees for services incurred in connection with our IPO.
(4)For the fiscal years ended January 28, 2023 and January 29, 2022, there were no fees billed by Deloitte for professional services rendered under “All Other Fees” in the table above.
Auditor Independence
In fiscal year 2023, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is generally required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Deloitte & Touche LLP for our fiscal years ended January 28, 2023 and January 29, 2022 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 3, 2024 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING FEBRUARY 3, 2024.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the Board of Directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the Board of Directors. This written charter is reviewed annually for changes, as appropriate. With respect to Samsara’s financial reporting process, Samsara’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Samsara’s consolidated financial statements. Samsara’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of Samsara’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Samsara’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP;
•discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in Samsara’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the Board of Directors:
Jonathan Chadwick (Chair)
Ann Livermore
Sue Wagner
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Samsara under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Samsara specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL NO. 3:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders with the opportunity to indicate their preference regarding how frequently we should hold a vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. Commonly known as a “Say-When-on-Pay” vote, this vote must be submitted to stockholders at least once every six years. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote on the compensation of our named executive officers every one year, two years, or three years.
Vote Required
The option among one year, two years, or three years that receives the highest number of votes cast by the voting power of the shares present virtually or by proxy at the annual meeting and entitled to vote thereon will be considered the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
After consideration of the benefits and consequences of each option, our Board of Directors recommends a vote for “ONE YEAR” for the frequency of future advisory votes to approve the compensation of our named executive officers. In arriving at this recommendation, our Board considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy and practices and on our performance compared to our compensation practices.
Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our compensation committee, however, will consider the outcome of the vote when determining how often to submit to our stockholders an advisory vote to approve the compensation of our named executive officers.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR”.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of May 18, 2023.

Name	Age	Position
Sanjit Biswas	41	Co-Founder, Chief Executive Officer and Chair
John Bicket	43	Co-Founder, Executive Vice President, Chief Technology Officer and Director
Dominic Phillips	41	Executive Vice President, Chief Financial Officer
Adam Eltoukhy	40	Executive Vice President, Chief Legal Officer and Corporate Secretary
Sanjit Biswas. For the biography of Mr. Biswas, see the section of this proxy statement titled “Board of Directors and Corporate Governance—Nominees for Director.”
John Bicket. For the biography of Mr. Bicket, see the section of this proxy statement titled “Board of Directors and Corporate Governance—Nominees for Director.”
Dominic Phillips. Mr. Phillips has served as our Chief Financial Officer since December 2019. From April 2014 to November 2019, he held various finance roles at ServiceNow, most recently Vice President, Finance and Head of Corporate Development, and from August 2010 to April 2014, he held various roles on Morgan Stanley’s technology investment banking team, most recently Vice President. Mr. Phillips holds a B.S. in Business from California Polytechnic State University—San Luis Obispo and an M.B.A. from University of California, Berkeley, Haas School of Business.
Adam Eltoukhy. Mr. Eltoukhy has served in various roles at Samsara since October 2018, most recently as our Chief Legal Officer. From November 2012 to October 2018, he was Legal Counsel at Palantir Technologies, where he served in a variety of positions, including most recently as the head of the litigation and intellectual property groups. Prior to joining Palantir, he was an associate with the firms of Morrison & Foerster and Weil, Gotshal and Manges. He also served as a law clerk on the United States District Court for the Northern District of California and the United States Court of Appeals for the Federal Circuit. Mr. Eltoukhy holds a B.S. in Electrical Engineering from Santa Clara University and a J.D. from Stanford Law School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes the material elements of our executive compensation program for the following current and former executive officers, who are our named executive officers for the fiscal year ended January 28, 2023 (“FY 2023”):
•Sanjit Biswas, our Chief Executive Officer;
•Dominic Phillips, our Executive Vice President and Chief Financial Officer;
•Andy McCall, our Executive Vice President and Chief Revenue Officer (1);
•John Bicket, our Executive Vice President and Chief Technology Officer; and
•Adam Eltoukhy, our Executive Vice President, Chief Legal Officer and Corporate Secretary (2).
_________________________
(1)Mr. McCall is included as a Named Executive Officer in this Compensation Discussion and Analysis because he was an executive officer during FY 2023 and one of the three most highly compensated individuals (other than our CEO and our CFO) at the end of FY 2023. He continues to serve as Executive Vice President, Chief Revenue Officer, but he was no longer deemed an executive officer effective as of March 2023.
(2)Mr. Eltoukhy was promoted to Executive Vice President, Chief Legal Officer and Corporate Secretary on January 30, 2023.
Executive Summary
Samsara, the pioneer of the Connected Operations Cloud, is on a mission to increase the safety, efficiency and sustainability of the operations that power the global economy. Our executive compensation program is designed to attract, retain and motivate our leadership team to fulfill this mission. We believe that our approach to executive compensation is aligned with that of stockholder and broader stakeholder interests, as compensation for our executive officers is primarily delivered in the form of equity and therefore tied to our company performance.
FY 2023 Financial & Operational Highlights
Since our inception in 2015, we have achieved significant growth. In FY 2023, we reached several significant financial and operational milestones, a few of which are highlighted below. Our business model focuses on maximizing the lifetime value of our customer relationships and we continue to make significant investments in order to grow our customer base. See Appendix A for a reconciliation of financial measures prepared in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP measures and other information.

Annual Recurring Revenue (1) $795.1 million, representing 42% year-over-year growth	Number of Customers Over $100,000 in ARR 1,237 customers, up 53% year-over-year	Total Revenue $652.5 million, representing year-over year improvement of 52%
Improving Operating Efficiency (3%) adjusted free cash flow margin for Q4 FY 2023 representing 90% year-over-year improvement	Growth in our Customer Base Over 19,000 core customers (2)	Multiple Products at Scale Two product lines, safety and telematics, with greater than $300 million in ARR
_________________________
(1)Annual Recurring Revenue is the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
(2)Core customers are customers with subscriptions to our Connected Operations Cloud representing over $5,000 in annual recurring revenue.

FY 2023 Executive Compensation Highlights
Our FY 2023 executive compensation program was designed to be consistent with our executive compensation philosophy and had the following features:
•Significant Reduction in Base Salary for our CEO and CTO. Our co-founders, Mr. Biswas and Mr. Bicket, voluntarily reduced their base salaries for FY 2023 in order to help fund investments planned for FY 2023 and beyond. The base salary of Mr. Biswas, our Chief Executive Officer, was reduced from $450,000 to $50,000 per year. The base salary of Mr. Bicket, our Chief Technology Officer, was reduced from $375,000 to $50,000 per year.
•Limited Merit Base Salary Increases for our Named Executive Officers other than our CEO and CTO. We made limited merit-based salary increases of approximately 4% for Mr. Phillips, 6% for Mr. McCall and 6.25% for Mr. Eltoukhy, respectively.
•No Changes to Most Bonus Target Percentages. We made no changes to the target bonus amounts for our named executive officers other than Mr. Bicket. For Mr. Bicket, we reduced his base salary to $50,000 but we increased his bonus target from 50% to 100% of his reduced base salary to partially account for this reduction in salary. Mr. Biswas’ target bonus remained 100% of his reduced base salary.
•Maintained a Bonus Program that Avoids Overpayment During the Fiscal Year. Our FY 2023 executive bonus program was established to reward achievement of our annual performance targets, with payouts made each quarter based on the achievement of quarterly targets for the first, second, and third quarters of FY 2023 and a final payout made at fiscal year end based on the achievement of annual targets for full year FY 2023. For financial prudence, the maximum payout for each of the first three quarters of FY 2023 was capped at 100% of the target payout for that quarter, with the final year-end payout to reflect a potential true-up in the event that we achieved in excess of 100% of our annual performance targets. This true-up mechanism prevents overpayment of bonuses during the year while adequately awarding achievement of our annual performance targets.
•Continued Use of Restricted Stock Units to Align Executive and Stockholder Interests. We continued to grant the vast majority of our named executive officers’ total direct compensation in the form of restricted stock units, or RSUs, to align executives’ interests with our stockholders, to foster an ownership mentality, and encourage executives to remain with our company and build value over the long term.
Say-on-Pay Results
We have not yet been required to conduct a “say-on-pay” vote. We value the opinions of our stockholders. Our goal is to be responsive to our stockholders and ensure we understand and address their concerns and observations. Our compensation committee will consider the outcome of any future say-on-pay vote, as well as feedback received throughout the year, when making future compensation decisions for our named executive officers.

Mix of Pay
Compensation for our named executive officers is intended to be competitive with our compensation peer group and reward executives when performance exceeds expectations and value is created for our stockholders. To create meaningful alignment between our executives and our stockholders, we allocate the vast majority of the total target compensation paid to our named executive officers to “at-risk” compensation that is tied to defined performance targets and/or continued service. For FY 2023, the annual pay mix for our CEO and our other named executive officers consisted of base salary, non-equity incentive awards and time-based restricted stock units, with “at-risk” compensation representing approximately 99% and 94%, respectively, of our CEO and our named executive officers’ overall pay at target.

CEO Compensation
99.3%
0.3%
0.3%
At-risk compensation
Salary
RSUs
Non-Equity Incentive Compensation
At-risk compensation

Our Compensation Philosophy
Our executive compensation philosophy is shaped by our strong belief that competitiveness, management longevity, long-term ownership and strong performance orientation are key drivers to our success and to creating value for all of our stakeholders. The objective of our executive compensation program is to attract, retain and incentivize highly talented individuals that embody our mission to increase the safety, efficiency and sustainability of the operations that power the global economy. We do this by designing programs that directly link executive compensation to executive team performance, overall company performance and the interests of our stakeholders, particularly through focusing our compensation philosophy and program primarily on the long-term elements of target total compensation.
We use the following principles to accomplish our philosophy:
•Competitiveness: The importance of attracting and retaining critical talent is paramount to our success. We operate in a highly competitive talent market and our pay programs are designed to be competitive to attract and retain a highly talented executive team that supports our trajectory. As a result, total target compensation of our named executive officers (including base salary, cash bonus and annual equity awards) is around or above the top 25th percentile of our peer group. We also have a cash bonus plan that pays quarterly and rewards exceptional company performance against predetermined targets.
•Management Longevity: We believe that management longevity is a key driver of long-term value creation. Our executive compensation program is designed to retain our executives through annual equity awards that have a multi-year vesting period and provide executives the opportunity to earn above-target compensation through the achievement of business objectives that benefit stockholders.
•Long-Term Ownership: We strive to align the interests of our named executive officers with those of our stockholders and ask our executives to focus on long-term value creation for the company. In line with this philosophy, we heavily weight our total pay package towards long-term equity incentives so that our executive team is committed to their ownership and long-term success of the company.

•Strong Performance Orientation: We have a high standard for company performance. We also consider executive team performance, current market comparables, criticality of position, and trajectory in sizing our equity grants for our executive officers. In FY 2023, we made annual equity grants to our named executive officers that vest over four years, and the value realized from those grants is dependent on the value of our stock price when the grants vest, enhancing the link between the interests of our executives and our stockholders.
Executive Compensation Practices
Our executive compensation policies and practices reinforce our long-term, performance-oriented philosophy.

What We Do	What We Don’t Do
✔ A significant portion of compensation for named executive officers is at-risk, and based on our stock price performance	✘ No guaranteed bonuses
✔ Annual review of named executive officer compensation and competitive market data	✘ No excessive perquisites
✔ 100% of directors on our compensation committee are independent	✘ No pension plans or supplemental retirement plans
✔ Retain an independent compensation advisor who advises the compensation committee and provides no other services to the company	✘ No pledging of our stock by directors or executive officers
✔ Double-trigger change in control arrangements	✘ No short sales, hedging or margin accounts
✔ Assess the risk-reward balance of our compensation programs to mitigate undue risks	✘ No excise tax gross-ups upon a change in control
Our Compensation-Setting Process
Our compensation process is collaborative. Our compensation committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, our compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer, and the compensation of our non-employee directors. Our compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers, other than himself, as well as recommendations from other independent Board members and our management team and the committee’s independent compensation consultant, Compensia, as discussed below. Each of these contributors provides valuable input and perspectives that are used to make executive compensation decisions. We believe this approach allows us to leverage the diverse experience and expertise of these groups for setting compensation levels, and identifying metrics to use and how value should be delivered to executive officers when performance expectations are met or exceeded.
Use of Independent Compensation Consultant
During the fiscal year ended January 28, 2023, our compensation committee, on behalf of our Board of Directors, retained Compensia to provide it with market information, analysis, and other advice relating to executive officer and non-executive director compensation on an ongoing basis, as well as equity plan design and strategy. Compensia does not provide any services to us other than the consulting services to our compensation committee. Our compensation committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management, including such factors as were deemed relevant under the circumstances, and has determined that no conflict of interest was raised as a result of the work performed by Compensia and that Compensia is independent pursuant to SEC and NYSE rules.
Overview of Factors Considered in Setting Executive Compensation
Peer Group and Competitive Positioning
Our compensation committee assesses the competitiveness of each element of the executive officers’ total direct compensation against the compensation peer group, as discussed below, as well as taking into account Radford survey data. This assessment is one factor that our compensation committee considers when it sets pay levels for our executive officers.

While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a helpful reference to assess the competitiveness and appropriateness of our executive compensation program and our goals of attracting and retaining qualified executive officers. When making its compensation decisions, our compensation committee applies its own business judgment and experience and also considers a number of other factors, including: company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, executive team performance, and internal pay equity considerations.
FY 2023 Peer Group
In November 2021, our compensation committee approved a peer group for use in making FY 2023 compensation decisions. The compensation committee used the following criteria in determining the appropriate peers:
•Industry/Sector – Our compensation committee considered companies in the application software industry, the internet services and infrastructure industry and the systems software industry, among other industries and sectors;
•Revenue – Our compensation committee considered companies whose revenue was between approximately 0.30x – 3.0x Samsara’s FY 2022 revenue; and
•Market Capitalization – Our compensation committee considered companies whose market capitalization was between approximately 0.25x – 4.0x Samsara’s projected IPO valuation at the time of the peer group approval.
Based on these criteria and considerations, our peer group for FY 2023, referred to as our FY 2023 peer group, as approved by our compensation committee, consisted of the following companies:

FY 2023 Peer Group
Anaplan, Inc.	DocuSign, Inc.	Smartsheet Inc.
Asana, Inc.	Dynatrace, Inc.	The Trade Desk, Inc.
Bill.com Holdings, Inc.	Elastic N.V.	Twilio Inc.
Cloudflare, Inc.	Five9, Inc.	Unity Software Inc.
Coupa Software Incorporated	HubSpot, Inc.	Zendesk, Inc.
CrowdStrike Holdings, Inc.	MongoDB, Inc.	ZoomInfo Technologies Inc.
Datadog, Inc.	Okta, Inc.	Zscaler, Inc.
FY 2024 Peer Group
In August 2022, our compensation committee reassessed the composition of our peer group and approved a new peer group for use in making FY 2024 compensation decisions. The compensation committee used the following criteria in determining the appropriate peers:
•Industry/Sector – Our compensation committee considered companies in the application software industry, the internet services and infrastructure industry and the systems software industry, among other industries and sectors;
•Revenue – Our compensation committee considered companies whose revenue was between approximately 0.30x – 3.0x Samsara’s fourth quarter revenue in FY 2022;
•Market Capitalization – Our compensation committee considered companies whose market capitalization was between approximately 0.25x – 4.0x Samsara’s 30-day average market capitalization at the time of the peer group approval; and
•M&A Activity – Our compensation committee eliminated any companies from the FY 2023 peer group that underwent mergers or acquisitions since approval of the FY 2023 peer group.

Based on these criteria and considerations, our peer group for FY 2024, referred to as our FY 2024 peer group, as approved by our compensation committee, consisted of the following companies:

FY 2024 Peer Group
Asana, Inc.	Elastic N.V.	Procore Technologies, Inc.
Bill.com Holdings, Inc.	Five9, Inc.	Smartsheet Inc.
Cloudflare, Inc.	GitLab Inc.	Toast, Inc.
Confluent, Inc.	HashiCorp, Inc.	UiPath, Inc.
Coupa Software Incorporated	HubSpot, Inc.	Unity Software Inc.
DocuSign, Inc.	MongoDB, Inc.	ZoomInfo Technologies Inc.
Dynatrace, Inc.	Okta, Inc.	Zscaler, Inc.
Elements of Executive Pay and FY 2023 Compensation
Our compensation program for FY 2023 consists primarily of base salary, non-equity incentive compensation, and long-term equity compensation in the form of restricted stock units. We also provide certain other benefits, as described under the heading “Benefits”.
Base Salary
We use base salary to provide a fixed amount of compensation for our named executive officers in exchange for their services. We generally position base salary for our named executive officers around the market median, emphasizing instead at-risk equity compensation as the primary vehicle for delivering compensation to our named executive officers. In determining FY 2023 base salary for the named executive officers other than our co-founders, our compensation committee made this determination after considering market data for their positions and sought to create internal equity among the management team with respect to a named executive officer’s fixed compensation and to reflect distinctions between roles, responsibilities, and contributions through equity awards. Based on this analysis, limited salary increases were approved in the amount of 4% for Mr. Phillips, 6% for Mr. McCall and 6.25% for Mr. Eltoukhy, respectively. Our co-founders, Mr. Biswas and Mr. Bicket, voluntarily reduced their base salaries, as outlined below, and their corresponding target bonus amounts for FY 2023 in order to help fund investments planned for FY 2023 and beyond.

Executive	FY 2022 Base Salary	FY 2023 Base Salary	Total Increase (or Decrease)
Sanjit Biswas	$450,000	$50,000	$(400,000)
Dominic Phillips	$400,000	$416,000	$16,000
Andy McCall	$375,000	$397,500	$22,500
John Bicket	$375,000	$50,000	$(325,000)
Adam Eltoukhy	$320,000	$340,000	$20,000
Non-Equity Incentive Plan Compensation
We use non-equity incentive compensation to motivate our named executive officers to achieve our annual financial and key operational objectives, while making progress towards our longer-term strategic goals.

For FY 2023, our compensation committee set the terms and conditions of our non-equity incentive compensation under our umbrella Executive Incentive Compensation Plan (the “FY 2023 Executive Bonus Plan”). Our compensation committee established the following target bonus amounts for our named executive officers:

Executive	Target Non-Equity Incentive Compensation as Percentage of Base Salary	Target Non-Equity Incentive Compensation as Dollar Amount
Sanjit Biswas	100%	$50,000
Dominic Phillips	70%	$291,200
Andy McCall	100%	$397,500
John Bicket	100%	$50,000
Adam Eltoukhy	40%	$136,000
In line with our compensation philosophy, in designing our FY 2023 Executive Bonus Plan, our compensation committee considered the competitiveness of our program and determined that bonuses would be paid on a quarterly basis. Our compensation committee designed our plan to pay out based on achievement against (i) net new annual recurring revenue targets, in line with the annual operating plan approved by our Board of Directors, and (ii) adjusted free cash flow targets, re-forecasted after each quarter, weighted in accordance with our business objectives and consistent with our compensation philosophy for the year. Our compensation committee chose these two performance measures because it believed they are indicators of both top line and bottom line financial performance and provide incentives that drive the efficient, long-term growth of the company. The net new annual recurring revenue performance target was set for each fiscal quarter of FY 2023 at the beginning of FY 2023. The adjusted free cash flow performance target was set for each fiscal quarter of FY 2023 by our CEO and CFO prior to the beginning of each fiscal quarter. The performance goals for both metrics were subsequently approved by our compensation committee.
In order to be funded, achievement of at least 85% of the quarterly performance objective was required, with a maximum of a 150% payout if performance was 115% or more. The quarterly payouts for the first, second and third quarters of FY 2023 were each capped at 100% of the target award, with the intent that the final year-end payout would include a potential true-up based on the level of achievement of our annual performance results. Payout for achievement ranging from 85% to 115% of the quarterly and annual performance objective was determined by a straight-line interpolation from 50% to 150%.
For FY 2023, our performance and associated payout levels were as follows:

Performance Level	Payout
115%	150%
110%	133%
105%	117%
100%	100%
95%	83%
90%	67%
85%	50%
<85%	0%
Following the end of each quarter for FY 2023, our compensation committee reviewed our financial performance against the approved performance objectives under the FY 2023 Executive Bonus Plan and approved each quarter’s achievement and payout, with an annual total payout result of 95.2% of target. Because we did not achieve above 100% of our annual performance targets, the final year-end payout did not reflect a true-up to account for any overachievement of the targets for the first three quarters of FY 2023. As a result, our named executive officers received the payouts listed in the table below with respect to fiscal year 2023.

Executive	Non-Equity Incentive Compensation
Sanjit Biswas	$47,600
Dominic Phillips	$277,222
Andy McCall	$378,420
John Bicket	$47,600
Adam Eltoukhy (1)	$131,886
_________________________
(1)Mr. Eltoukhy was initially a participant in the FY 2023 Employee Bonus Plan for Q1 FY 2023. Starting in Q2 FY 2023, the compensation committee moved Mr. Eltoukhy to the FY 2023 Executive Bonus Plan for the remainder of FY 2023.
As noted above, Mr. Eltoukhy was not eligible to participate in our FY 2023 Executive Bonus Plan in the first quarter of FY 2023, and instead participated in our FY 2023 Employee Bonus Plan, which provided for quarterly cash performance incentive award opportunities for our non-sales employees who do not participate in the FY 2023 Executive Bonus Plan. Our FY 2023 Employee Bonus Plan was similar in structure to our FY 2023 Executive Bonus Plan, but with the following performance and associated payout levels:

Performance Level	Payout
115%	110%
110%	107%
105%	103%
100%	100%
95%	97%
90%	93%
85%	90%
<85%	0%
As a result of our achievement in the first quarter of FY 2023, Mr. Eltoukhy received a first quarter bonus payment of $34,782.
Equity Compensation
Our equity award program is the primary vehicle used to differentiate compensation among and for offering long-term incentives to our named executive officers. We believe that equity awards align the interests of our named executive officers with our stockholders, provide our named executive officers with incentives linked to long-term performance, and foster an ownership mentality. In addition, the long-term vesting features of our equity awards support our belief in management longevity because they create retentive hold. Generally, we intend to grant annual equity awards that are sized to be competitive, transparent and reflect the performance, contribution, and criticality of roles in our company.
For FY 2023, our compensation committee set the terms and conditions of our CEO and Executive Vice Presidents’ equity incentive compensation by referencing the total target compensation at the top 25th percentile of our FY 2023 peer group, with certain adjustments made based on the market as well as executive team performance. On March 15, 2022, we granted restricted stock units to our named executive officers in accordance with our 2021 Equity Incentive Plan. To promote retention, the awards vest over a period of approximately 4 years in 16 quarterly installments, with the first quarterly vest event on June 15, 2022. We believe this straightforward approach to equity compensation closely aligns the interests of our executives and our stockholders and incentivizes executives to focus on long-term value creation.

The number of shares of our common stock covered by each RSU award granted to our named executive officers in FY 2023 as well as the intended and grant date fair values of those awards are as set forth in the chart below. The column titled “Intended Value” represents the approximate value that the compensation committee sought to deliver to our named executive officers when granting the awards. To calculate the number of RSUs granted, this value was divided by the 20-day trailing average closing stock price of Samsara shares as of February 15, 2022, which was $20.06. The column titled “Grant Date Fair Value” represents the fair value of the grants calculated as of the grant date, March 15, 2022, in accordance with ASC Topic 718. Due to stock price volatility in the period between February 15, 2022 and March 15, 2022 (as of which date the closing stock price of Samsara shares was $13.69), the “Grant Date Fair Value” represents a lower grant value than the Intended Value.

Executive	Intended Value	Grant Date Fair Value	Number of RSUs (1)
Sanjit Biswas	$14,674,000	$10,014,303	731,505
Dominic Phillips	$7,000,000	$4,777,167	348,953
Andy McCall	$5,600,000	$3,821,741	279,163
John Bicket	$4,462,500	$3,045,450	222,458
Adam Eltoukhy	$2,500,000	$1,706,116	124,625
_________________________
(1)The awards described above vest in 16 equal quarterly installments, with the first quarterly vest event on June 15, 2022, subject to continued service.
In August 2022, our compensation committee determined that an additional performance grant to Mr. Eltoukhy was appropriate in order to bring his equity incentives in line with the market and in light of his individual performance and granted him an additional award of 26,229 restricted stock units, which vests in eight equal quarterly installments, with the first quarterly vest event on December 15, 2022, subject to continued service.
Additionally, in January 2023, our compensation committee considered our equity award program and determined that, for FY 2024, shifting our standard equity vesting schedule from four to three years, and proportionately reducing the associated annual target, would better suit our compensation needs. These changes will help us manage equity dilution while still offering a meaningful opportunity for reward predicated on creating long-term stockholder value.
Benefits
Our executive officers are eligible to participate in the same benefits programs offered to all full-time employees. These benefits include health, dental and vision benefits as well as fertility benefits, commuter and wellness reimbursement programs, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. We have established a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code (the “Code”) for all eligible employees, including our executive officers. In FY 2023, we matched contributions made by participants up to a maximum of 4% of an employee’s eligible earnings, subject to certain limits set by the Internal Revenue Service. We intend for the plan to be a qualified retirement plan under the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and the needs of our employees.
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. We provide certain parking benefits at our corporate headquarters to our executive officers. Aside from this benefit, we typically do not provide any other perquisites or other personal benefits to our executive officers.
Other Compensation Information
Employment Arrangements
We have entered into an employment letter setting forth the terms and conditions of employment for each of our named executive officers. None of the employment letters has a specific term and each provides that the applicable named executive officer is an at-will employee. Our current employment letter with Mr. Eltoukhy was entered into following the end of FY 2023 in connection with his promotion to Executive Vice President.

Post-Employment Compensation
We maintain an Executive Change in Control and Severance Plan, or our Severance Plan, pursuant to which our executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Plan. This Severance Plan was developed with input from our compensation consultant regarding severance practices at comparable companies, and is designed to serve our retention objectives by providing protection to our executives and other key employees so they can maintain continued focus and dedication to their responsibilities to maximize stockholder value, including during potentially uncertain periods. We believe the benefits provided pursuant to the Severance Plan are consistent with the benefits offered by companies with whom we compete for talent, and accordingly allow us to attract and retain talented and experienced executive officers. The Severance Plan generally will be in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement, except as specifically provided under that employee’s participation agreement under the Severance Plan.
Our Board of Directors has designated each of our named executives as a participant under our Severance Plan eligible for the rights to the applicable payments and benefits described in the section titled “Potential Payments Upon Termination or Change in Control.”
In connection with Mr. Eltoukhy’s promotion to Executive Vice President, he became eligible to participate in our Severance Plan at the same level as our other Executive Vice Presidents.
Deductibility of Executive Compensation. Generally, Section 162(m) of the Code limits the amount we may deduct from our federal income taxes for compensation paid to our chief executive officer and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the Code to $1 million per individual per year, except to the extent provided in limited transition relief. In approving the amount and form of compensation for our named executive officers, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation. We do not provide, and have no obligation to provide, any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.
Accounting for Stock-Based Compensation. We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board of Directors, including options to purchase our equity securities and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Hedging and Pledging Policies. We maintain an Insider Trading Policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our named executive officers are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account without prior written approval.
Risk Assessment. Each year, our compensation committee reviews the company’s compensation plans to identify potential material adverse risks to the company. Included in the review are all bonus and commission plans and equity plans. In FY 2023, our compensation committee did not find any plans to have material adverse risks that needed to be disclosed.

REPORT OF THE COMPENSATION COMMITTEE
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Samsara’s Annual Report on Form 10-K for the year ended January 28, 2023.
Respectfully submitted by the members of the compensation committee of the Board of Directors:
Sue Bostrom (Chair)
Jonathan Chadwick
Ann Livermore
This Compensation Committee Report is required by the Securities and Exchange Commission (the “SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Named Executive Officers
Our named executive officers, consisting of our principal executive officer, chief financial officer and the three most highly compensated executive officers (other than our principal executive officer and chief financial officer), as of January 28, 2023, were:
•Sanjit Biswas, our Chief Executive Officer;
•Dominic Phillips, our Executive Vice President, Chief Financial Officer;
•Andy McCall, our Executive Vice President, Chief Revenue Officer (1);
•John Bicket, our Executive Vice President and Chief Technology Officer; and
•Adam Eltoukhy, our Vice President, General Counsel and Corporate Secretary (2).
_________________________
(1)Mr. McCall is included as a Named Executive Officer in this Compensation Discussion and Analysis because he was an executive officer during FY 2023 and one of the three most highly compensated individuals (other than our CEO and our CFO) at the end of FY 2023. He continues to serve as Executive Vice President, Chief Revenue Officer, but he was no longer deemed an executive officer effective as of March 2023.
(2)Mr. Eltoukhy was promoted to Executive Vice President, Chief Legal Officer and Corporate Secretary on January 30, 2023.

Summary Compensation Table for Fiscal Year 2023
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal year 2023 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Sanjit Biswas (4) Chief Executive Officer	2023	51,522	—	10,014,303	—	47,601	2,120	10,115,546
	2022	448,295	—	—	—	604,463	7,263	1,060,021
	2021	269,546	—	16,816,207	12,449,222	192,447	7,995	29,735,418
Dominic Phillips EVP, Chief Financial Officer	2023	414,688	—	4,777,167	—	277,222	12,792	5,481,869
	2022	398,485	—	5,707,058	—	376,110	15,964	6,497,617
Andy McCall EVP, Chief Revenue Officer	2023	396,247	—	3,821,741	—	378,420	12,815	4,609,223
John Bicket (4) EVP, Chief Technology Officer	2023	51,183	—	3,045,450	—	47,601	6,220	3,150,454
Adam Eltoukhy VP, General Counsel and Corporate Secretary	2023	338,941	—	2,084,338	—	131,886	12,831	2,567,996
	2022	320,663	—	3,048,604	—	135,564	15,454	3,520,285
_________________________
(1)For stock awards granted during fiscal year 2023 reflected in the table above, the dollar value of the RSU awards shown in the “Stock Awards” column represents the aggregate grant-date fair value calculated on the basis of the fair market value of the underlying shares of Class A common stock on the grant date in accordance with FASB ASC Topic 718. The stock awards granted during fiscal year 2023 represent RSUs that are subject to a service condition. For stock awards granted during fiscal year 2022 and fiscal year 2021 reflected in the table above, the dollar value of the RSU awards shown in the “Stock Awards” column represents the aggregate grant-date fair value calculated on the basis of the fair market value of the underlying shares of Class B common stock on the grant date in accordance with FASB ASC Topic 718. The stock awards granted during fiscal year 2022 and fiscal year 2021 represent RSUs that are subject to both a service condition and a performance condition. The grant-date fair value of RSUs granted during the fiscal year 2022 and fiscal year 2021 reported in the table above assumes achievement of the performance condition as of the grant date. Note that while the grant-date fair value assuming achievement of the performance condition is included in the table above, the achievement of the performance condition was not deemed probable on the date of grant. The assumptions used in calculating the grant-date fair value of the stock options shown in the “Option Awards” are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended January 28, 2023. The actual value that the named executive officer will realize on each RSU or option award will depend on the price per share of our shares of Class A common stock at the time shares underlying the RSUs or options are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our named executive officers.
(2)The amounts reported for fiscal year 2023 and fiscal year 2022 in this column represent amounts earned under the individualized bonus plan in which the named executive officer participated, as described in the section titled “Non-Equity Incentive Plan Compensation.” The amount reported for fiscal year 2021 represents the amount earned under Mr. Biswas’ individualized bonus plan, as described in the section titled “Non-Equity Incentive Plan Compensation” in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act and dated December 14, 2021.
(3)The amounts reported for fiscal year 2023 and fiscal year 2022 represent 401(k) plan matching contributions and parking expenses. The amount reported for fiscal year 2021 represents a 401(k) plan matching contribution.
(4)Mr. Biswas and Mr. Bicket serve on our Board of Directors but are not paid additional compensation for such service.

Grants of Plan-Based Awards for Fiscal Year 2023
The following table sets forth information regarding the grants of plan-based awards made to our named executive officers for fiscal year 2023.

Name	Grant Date (1)	All Other Stock Awards: Number of shares of stock or units (#)	Closing Market Price on Grant Date ($) (2)	Grant Date Fair Value of Stock Awards ($) (3)
Sanjit Biswas	3/15/2022	731,505	13.69	10,014,303
Dominic Phillips	3/15/2022	348,953	13.69	4,777,167
Andy McCall	3/15/2022	279,163	13.69	3,821,741
John Bicket	3/15/2022	222,458	13.69	3,045,450
Adam Eltoukhy	3/15/2022	124,625	13.69	1,706,116
	8/29/2022	26,229	14.42	378,222
_________________________
(1)Shares reported represent awards of RSUs granted under the 2021 Equity Incentive Plan (the “2021 Plan”). Each award of RSUs is subject to the service-vesting condition described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year 2023 Year-End.” The RSU awards with a grant date of March 15, 2022 were approved on March 1, 2022. The RSU award with a grant date of August 29, 2022 was approved on August 29, 2022.
(2)This column represents the closing price of our Class A common stock on the applicable date of grant.
(3)The reported amounts reflect the aggregate grant date fair value of RSUs awarded under the 2021 Plan to our named executive officers, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended January 28, 2023. The actual value that the named executive officer will realize on each RSU award will depend on the price per share of our shares of Class A common stock at the time shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our named executive officers.
Executive Employment Agreements
We have entered into an employment letter setting forth the terms and conditions of employment for each of our named executive officers. None of the employment letters has a specific term and each provides that the applicable named executive officer is an at-will employee.

Outstanding Equity Awards at Fiscal Year 2023 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of January 28, 2023.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($) (3)
Sanjit Biswas	5/9/2019	1,140,062	(4)	3.51	5/8/2029
	10/15/2020	3,051,280	(5)	7.59	10/14/2030
	10/15/2020					928,606	(8)	12,777,619
	3/15/2022					594,348	(9)	8,178,228
Dominic Phillips	1/21/2020					442,950	(10)	6,094,992
	6/3/2020					122,518	(10)	1,685,848
	4/15/2021					293,852	(11)	4,043,404
	3/15/2022					283,525	(9)	3,901,304
Andy McCall	1/13/2016	73,500	(6)	0.05	1/13/2026
	5/9/2019	342,987	(7)	3.51	5/8/2029
	9/16/2020					779,167	(12)	10,721,338
	3/15/2022					226,820	(9)	3,121,043
John Bicket	5/9/2019	570,031	(4)	3.51	5/8/2029
	10/15/2020					1,118,803	(8)	15,394,729
	3/15/2022					180,748	(9)	2,487,092
Adam Eltoukhy	10/7/2019					6,353	(13)	87,417
	11/3/2020					5,200	(14)	71,552
	2/24/2021					157,120	(15)	2,161,971
	3/15/2022					101,258	(9)	1,393,310
	8/29/2022					22,951	(16)	315,806
_________________________
(1)Each of the outstanding equity awards listed in this table that was granted prior to our IPO in December 2021 was granted pursuant to our 2015 Equity Incentive Plan and each of the outstanding equity awards listed in this table that was granted after our IPO was granted pursuant to our 2021 Equity Incentive Plan.
(2)This column represents the fair value of a share of our Class B common stock on the grant date, as determined by our Board.
(3)This column represents the fair market value of the shares of our Class A and Class B common stock underlying the RSUs as of January 28, 2023, based on the closing price of our Class A common stock of $13.76 per share on the last trading day before January 28, 2023.
(4)Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our 2015 Plan and a stock option agreement thereunder. The shares subject to the stock option are immediately exercisable and vest in 48 equal monthly installments beginning on March 4, 2019.
(5)Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our 2015 Plan and a stock option agreement thereunder. The shares subject to the stock option are immediately exercisable and vest in 48 equal monthly installments beginning on November 15, 2020.
(6)Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our 2015 Plan and a stock option agreement thereunder. The shares subject to the stock option are immediately exercisable and vest in 36 equal monthly installments beginning on January 13, 2016.
(7)Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our 2015 Plan and a stock option agreement thereunder. The shares subject to the stock option are immediately exercisable and vest in 46 monthly installments beginning on May 9, 2019.
(8)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2015 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for the RSUs is satisfied in quarterly installments through December 15, 2024, subject to continued service with us through each such date. The performance condition for the RSUs was satisfied upon the occurrence of our IPO.
(9)Amount reflects shares of our Class A common stock subject to an award of RSUs pursuant to the terms and conditions of our 2021 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of a service condition, which is satisfied in 16 equal quarterly installments beginning on June 15, 2022, subject to continued service with us through each such date.

(10)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2015 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for the RSUs is satisfied in quarterly installments through December 15, 2023, subject to continued service with us through each such date. The performance condition for the RSUs was satisfied upon the occurrence of our IPO.
(11)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2015 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for the RSUs is satisfied in quarterly installments through March 15, 2025, subject to continued service with us through each such date. The performance condition for the RSUs was satisfied upon the occurrence of our IPO.
(12)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2015 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for the RSUs is satisfied in quarterly installments through December 15, 2024, subject to continued service with us through each such date. The performance condition for the RSUs was satisfied upon the occurrence of our IPO.
(13)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2015 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for the RSUs is satisfied in quarterly installments through September 15, 2023, subject to continued service with us through each such date. The performance condition for the RSUs was satisfied upon the occurrence of our IPO.
(14)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2015 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for the RSUs is satisfied in quarterly installments through December 15, 2024, subject to continued service with us through each such date. The performance condition for the RSUs was satisfied upon the occurrence of our IPO.
(15)Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2015 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of both a service condition and a performance condition. The service condition for the RSUs is satisfied in quarterly installments through March 15, 2025, subject to continued service with us through each such date. The performance condition for the RSUs was satisfied upon the occurrence of our IPO.
(16)Amount reflects shares of our Class A common stock subject to an award of RSUs pursuant to the terms and conditions of our 2021 Plan and an RSU agreement thereunder. The RSUs vest upon the satisfaction of a service condition, which is satisfied in 8 equal quarterly installments beginning on December 15, 2022, subject to continued service with us through each such date.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Sanjit Biswas	—	—	643,670	8,224,211
Dominic Phillips	—	—	766,520	9,830,830
Andy McCall	—	—	477,343	6,117,680
John Bicket	—	—	651,966	8,366,908
Adam Eltoukhy	—	—	152,254	1,948,447
_________________________
(1)The value realized on vesting is pre-tax and determined by multiplying (i) the number of shares of common stock acquired upon vesting of RSUs by (ii) the closing price of our Class A common stock on the RSU vesting date. It is our policy to release vested RSUs on each quarterly vesting date, which are March 15, June 15, September 15, and December 15 of each year (or, in the event the vest date occurs on a holiday or weekend, the closing price of our Class A common stock on the immediately following trading day).
Potential Payments upon Termination or Change in Control
Executive Change in Control and Severance Plan
In June 2021, we adopted our Severance Plan. Our Severance Plan has a term of three years commencing on the date the Severance Plan was adopted and became effective, unless the administrator decides to sooner terminate the Severance Plan in writing or the affected participant consents to an earlier termination. However, in the event of a change in control where there are fewer than three months remaining during the term of the Severance Plan, the term will extend automatically through the date that is 18 months following the date of the change in control, unless the affected participant consents to an earlier termination. Additionally, if, during the term, there has been an initial occurrence of an act or omission by the company constituting grounds for “good reason” (as defined in the Severance Plan) and the expiration date of the cure period could occur following the expiration of the Severance Plan’s term, then the term will extend automatically through the date that is 30 days following the expiration of the cure period, but such extension will only apply with respect to the occurrence of an act or omission by the company constituting grounds for good reason.

Under our Severance Plan, our named executive officers and certain other key employees will be eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Plan. Our Severance Plan is designed to attract, retain, and reward senior level employees. The severance payments and benefits under the Severance Plan generally are in lieu of any other severance payments and benefits to which a participant was entitled before signing his or her participation agreement, except as specifically provided under the participation agreement.
Each of our named executive officers is a participant under our Severance Plan and eligible for the rights to the applicable payments and benefits described below. As noted above, in connection with Mr. Eltoukhy’s promotion to Executive Vice President following January 27, 2023, he became eligible to participate in our Severance Plan at the same level as our other Executive Vice Presidents. Mr. Eltoukhy’s rights both before and after his promotion are described below.
In the event of a termination of the employment of a named executive officer by us for a reason other than “cause” or the named executive officer’s death or “disability” (as such terms are defined in our Severance Plan), that occurs outside the change in control period (as described below), the named executive officer would be entitled to the following payments and benefits, assuming the triggering event took place on January 27, 2023, the last business day of FY 2023:
•a lump sum payment equal to 50% (or in the case of Mr. Eltoukhy prior to his promotion to Executive Vice President, 25%) of the named executive officer’s annual base salary, plus 50% (or in the case of Mr. Eltoukhy prior to his promotion to Executive Vice President, 25%) of the named executive officer’s target annual bonus as in effect for the fiscal year in which the termination occurs;
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or COBRA, for a period of six months (or in the case of Mr. Eltoukhy prior to his promotion to Executive Vice President, three months); and
•satisfaction of the time and service-based vesting requirements under then-outstanding and unvested equity awards (but without waiver of any cliff service vesting date) as if the named executive officer had continued employment with the company for six months (or in the case of Mr. Eltoukhy prior to his promotion to Executive Vice President, three months) after the date of the named executive officer’s termination.
In the event of a termination of the employment of Mr. Biswas by us for a reason other than “cause” or his death or “disability” or by him for “good reason” (as such terms are defined in our Severance Plan), in either case, occurring within a period beginning three months prior to and ending 18 months following a “change in control” (as defined in our Severance Plan), Mr. Biswas would be entitled to the following payments and benefits:
•a lump sum payment equal to (i) 100% of his annual base salary, plus (ii) 100% of his target annual bonus as in effect for the fiscal year in which the change in control qualifying termination of employment occurs;
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the COBRA for a period of 12 months; and
•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting (other than a “Liquidity Event Trigger” described below), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s), unless otherwise determined by the applicable agreement governing the equity award with performance-based vesting.
In the event of a termination of the employment of Mr. Phillips, Mr. McCall or Mr. Bicket, and, following his promotion to Executive Vice President, Mr. Eltoukhy, by us for a reason other than “cause” or the named executive officer’s death or “disability” or by the named executive officer for “good reason” (as such terms are defined in our Severance Plan), in either case, occurring within a period beginning three months prior to and ending 18 months following a “change in control” (as defined in our Severance Plan), he would be entitled to the following payments and benefits:
•a lump sum payment equal to (i) 50% of his annual base salary, plus (ii) 50% of his target annual bonus as in effect for the fiscal year in which the change in control qualifying termination of employment occurs;
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the COBRA for a period of six months; and

•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting (other than a “Liquidity Event Trigger” described below), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s), unless otherwise determined by the applicable agreement governing the equity award with performance-based vesting.
The receipt of the payments and benefits provided for under the Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, as well as continued compliance with (i) any confidentiality, proprietary information, and inventions agreement applicable to the named executive officer and (ii) the non-disparagement covenant in the Severance Plan.
Any provision in a named executive officer’s existing offer letter, employment agreement, and/or equity award agreement with us that provides for vesting of the named executive officer’s restricted stock units upon (i) the effective date of the initial public offering of our securities or (ii) the date of an acquisition, in either case, a Liquidity Event Trigger, or such other similar terms as set forth in such agreement will not be superseded by the Severance Plan or the named executive officer’s participation agreement and will continue in full force and effect pursuant to its existing terms.
In addition, if any of the payments or benefits provided for under our Severance Plan or otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. Our Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.
The following table sets forth amounts payable to each of our named executive officers based on an assumed termination or change in control of the company, assuming the triggering event took place on January 27, 2023, the last trading day of FY 2023. The amounts shown in the table assume that all the eligibility requirements under our Severance Plan were met.

	Termination Without Cause or Resignation for Good Reason				Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control (“Double Trigger”)
Name	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)	Value of Accelerated Vesting ($) (1)	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)	Value of Accelerated Vesting ($) (1)
Sanjit Biswas	25,000	25,000	13,682	7,339,780	50,000	50,000	27,364	29,435,887
Dominic Phillips	208,000	145,600	13,384	5,423,710	208,000	145,600	26,768	15,725,547
Andy McCall	198,750	198,750	13,433	3,483,296	198,750	198,750	26,866	13,921,522
John Bicket	25,000	25,000	13,557	4,702,945	25,000	25,000	27,114	18,003,567
Adam Eltoukhy (2)	85,000	34,000	6,841	440,224	—	—	—	—
_________________________
(1)The value of accelerated RSUs was determined by multiplying (i) the number of shares of common stock acquired upon the acceleration of vesting of RSUs by (ii) the closing price of our Class A common stock on January 27, 2023 (the last trading year of the fiscal year ended January 28, 2023), which was $13.76. The value of accelerated options, as applicable, was determined by multiplying (i) the number of unvested and accelerated options by (ii) the closing price of our Class A common stock on January 27, 2023, which was $13.76, minus the option’s award price.
(2)This reflects the amounts Mr. Eltoukhy would have been eligible for in his role as Vice President, General Counsel and Corporate Secretary, which he held throughout the fiscal year ended January 28, 2023. Mr. Eltoukhy has since been promoted to Executive Vice President, Chief Legal Officer and Corporate Secretary.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 28, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2015 Equity Incentive Plan (2)	22,064,925	4.61	—
2021 Equity Incentive Plan (3)	25,658,719	—	55,891,021
2021 Employee Stock Purchase Plan (3)	—	—	13,471,769
Equity compensation plans not approved by security holders	—	—	—
Total	47,723,644	4.61	69,362,790
_________________________
(1)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock or Class B common stock subject to outstanding RSUs, which have no exercise price.
(2)As a result of our IPO and the adoption of the 2021 Plan, we no longer grant awards under the 2015 Equity Incentive Plan (the “2015 Plan”); however, all outstanding awards under the 2015 Plan remain subject to the terms of the 2015 Plan. The shares of Class A common stock available for issuance under the 2021 Plan will be increased by a number of shares of Class A common stock equal to (a) any shares of Class B common stock subject to outstanding awards under the 2015 Plan that, on or after the effective date of the registration statement relating to our IPO (the “Registration Date”), expire or otherwise terminate without having been exercised or issued in full, (b) any shares of Class B common stock that, on or after the Registration Date, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations and (c) any shares of Class B common stock issued pursuant to the 2015 Plan that, on or after the Registration Date, are forfeited to or repurchased by us due to failure to vest. The maximum number of shares of Class A common stock that can be added to the 2021 Plan from the 2015 Plan is 57,631,084.
(3)Consists of 55,891,021 shares of our Class A common stock reserved for issuance under our 2021 Plan and 13,471,769 shares of our Class A common stock reserved for issuance under our 2021 Employee Stock Purchase Plan (our “2021 ESPP”). Our 2021 Plan provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 50,600,000 shares, (ii) five percent (5%) of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such number of shares of Class A common stock determined by the administrator of our 2021 Plan. Our 2021 ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 10,200,000 shares, (ii) one percent (1%) of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such number of shares of Class A common stock determined by the administrator of our 2021 ESPP. On January 29, 2023, the number of shares of our Class A common stock available for issuance under our 2021 Plan and our 2021 ESPP increased by 26,208,010 and 5,241,602 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

PAY VERSUS PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) to our named executive officers (“NEOs”) and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made during the fiscal year ended January 28, 2023 is described above in the section titled “Compensation Discussion and Analysis.”
The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and our other NEOs for each year from fiscal year 2022 to fiscal year 2023, compared to our total shareholder return (“TSR”) from December 15, 2021 (the date our Class A common stock began trading on NYSE) through the end of each such fiscal year, as well as our net loss and our adjusted free cash flow for each such fiscal year. See Appendix A for a reconciliation of financial measures prepared in accordance with GAAP to non-GAAP measures and other information.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table Total for PEO (b) (1)(2)	Compensation Actually Paid to PEO (c) (1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (d) (5)	Total Shareholder Return (f) (6)	S&P 500 Information Technology Index Total Shareholder Return (g) (7)	Net Loss ($K) (h) (8)	Adjusted Free Cash Flow ($K) (i) (9)
2023	$10,115,546	($129,536)	$3,952,386	($244,003)	$55.71	$79.03	($247,422)	($110,034)
2022	$1,060,021	$30,638,749	$5,008,951	$12,428,718	$67.45	$90.82	($355,024)	($179,738)
2021	N/A	N/A	N/A	N/A	$100	$100	N/A	N/A
_________________________
(1)Our PEO was Sanjit Biswas for each of the fiscal years presented herein.
(2)Represents the total compensation paid to our PEO in each listed fiscal year, as shown in our Summary Compensation Table.
(3)Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

	Fiscal 2021	Fiscal 2022**	Fiscal 2023**
Summary Compensation Table Total*	N/A	$1,060,021	$10,115,546
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	N/A	—	(10,014,303)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	N/A	—	8,178,228
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	N/A	21,875,360	(5,518,970)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	N/A	—	1,691,603
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	N/A	7,703,368	(4,581,640)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	N/A	—	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	N/A	—	—
Compensation Actually Paid	N/A	$30,638,749	($129,536)
_________________________
*The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards.
**Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to the calculation of compensation actually paid and no adjustments have been made.

(4)This figure is the average of the total compensation paid to our NEOs other than our PEO in each listed fiscal year, as shown in our Summary Compensation Table. The names of the non-PEO NEOs in each year are listed in the table below.

Fiscal 2021	Fiscal 2022	Fiscal 2023
N/A	Dominic Phillips	Dominic Phillips
	Adam Eltoukhy	Andy McCall
John Bicket
Adam Eltoukhy
(5)This figure is the average of compensation actually paid for our NEOs other than our PEO in each listed fiscal year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed fiscal year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the table below, with the indicated figures showing an average of such figure for all NEOs other than our PEO in each listed fiscal year.

	Fiscal 2021	Fiscal 2022**	Fiscal 2023**
Summary Compensation Table Total*	N/A	$5,008,951	$3,952,386
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	N/A	(4,377,831)	(3,432,174)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	N/A	5,490,411	2,804,639
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	N/A	3,700,323	(2,134,044)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	N/A	1,335,678	574,288
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	N/A	1,271,186	(2,009,098)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	N/A	—	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	N/A	—	—
Compensation Actually Paid	N/A	$12,428,718	($244,003)
_________________________
*Note that the fair value assumptions shown with respect to footnote 3 above apply to the figures in this table as well.
**Note that we have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to the calculation of compensation actually paid and no adjustments have been made.
(6)Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on December 15, 2021, the date our Class A common stock began trading on NYSE.
(7)The peer group used is the S&P 500 Information Technology Index, as used in the company’s performance graph in our Annual Report on Form 10-K for our fiscal year ended January 28, 2023. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.
(8)The dollar amounts reported are the company’s net loss reflected in the company’s audited consolidated financial statements.
(9)In the company’s assessment, adjusted free cash flow is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net loss) used by the company in fiscal year 2023 to link compensation actually paid to performance. We define adjusted free cash flow as net cash used in operating activities reduced by cash used for purchases of property and equipment, plus non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances. We believe that adjusted free cash flow, even if negative, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives.

Tabular List of Performance Measures
The list below includes the two financial performance measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs for fiscal year 2023 to company performance. Only two measures are identified because only two measures are currently used to link executive compensation to company performance.

Adjusted Free Cash Flow
Net New Annual Recurring Revenue
Description of Relationships Between Compensation Actually Paid and Performance
The graphs below describe the relationship between compensation actually paid and the individual performance measures shown.
Compensation Actually Paid Versus TSR

$35
$30
$25
$20
$15
$10
$5
$0
-$5
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($M)
Value of $100 Investment From 12/15/2021
$100.00
$90.82
$79.03
$67.45
$55.71
$30.64
$12.43
($0.13)
($0.24)
12/15/2021
1/29/2022
1/28/2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
IOT
S&P 500 Information Technology Index

_________________________
* The TSR metric for IOT stock begins with the closing price on December 15, 2021, the date our Class A common stock began trading on NYSE.

Compensation Actually Paid Versus Net Loss

$35
$30
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($M)
($220)
($240)
($260)
($280)
($300)
($320)
($340)
($360)
($380)
Net Loss ($M)
$30.64
$12.43
($355.02)
($247.42)
($0.13)
($0.24)
1/29/2022
1/28/2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Loss ($M)

Compensation Actually Paid Versus Adjusted Free Cash Flow

$35
$30
$25
$20
$15
$10
$5
$0
-$5
($40)
($60)
($80)
($100)
($120)
($140)
($160)
($180)
($200)
Compensation Actually Paid ($M)
Adjusted Free Cash Flow ($M)
$30.64
$12.43
($179.74)
($110.03)
($0.13)
($0.24)
1/29/2022
1/28/2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Adjusted Free Cash Flow ($M)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 3, 2023 for:
•each of our named executive officers;
•each of our directors;
•all of our current directors and executive officers as a group; and
•each person known by us to be the beneficial owner of more than 5% of the outstanding shares of each of our Class A common stock and Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
We have based our calculation of the percentage of beneficial ownership on 162,329,611 shares of our Class A common stock, 366,176,053 shares of our Class B common stock, and no shares of our Class C common stock outstanding as of April 3, 2023. We have deemed shares of our Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 3, 2023 and RSUs that are scheduled to vest and settle within 60 days of April 3, 2023 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Samsara Inc., 1 De Haro Street, San Francisco, CA 94107.

	Shares Beneficially Owned				Percent of Total Voting Power (1)
	Class A Common Stock		Class B Common Stock +
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Named Executive Officers and Directors:
Sanjit Biswas (2)	137,157	*	117,079,220	31.6%	30.3%
Dominic Phillips	1,034,562	*	—	—%	*
Andy McCall (3)	310,797	*	10,116,525	2.8%	2.7%
John Bicket (4)	41,710	*	113,676,747	31.0%	29.7%
Adam Eltoukhy	285,945	*	—	—%	*
Marc Andreessen (5)	4,043,625	2.5%	78,553,758	21.5%	20.6%
Sue Bostrom	120,000	*	—	—%	*
Jonathan Chadwick	277,690	*	—	—%	*
Ann Livermore	—	—%	87,499	*	*
Hemant Taneja (6)	2,552,307	1.6%	31,428,587	8.6%	8.3%
Sue Wagner	—	—%	242,088	*	*
All directors and executive officers as a group (10 persons) (7)	8,492,996	5.2%	341,067,899	91.9%	88.3%
Greater than 5% Stockholders:
Entities affiliated with Andreessen Horowitz (8)	3,995,652	2.5%	78,553,758	21.5%	20.6%
Entities affiliated with General Catalyst (9)	2,000,000	1.2%	31,428,587	8.6%	8.3%
Baillie Gifford & Co. (10)	18,868,603	11.6%	—	—%	*
Morgan Stanley (11)	13,906,122	8.6%	—	—%	*
General Atlantic, L.P. (12)	9,227,020	5.7%	—	—%	*
The Vanguard Group (13)	8,905,316	5.5%	—	—%	*
_________________________
*Represents beneficial ownership or voting power of less than one percent (1%).

+    The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.
(2)Consists of (i) 137,157 shares of Class A common stock held by Mr. Biswas or by trusts in which Mr. Biswas has voting or investment power over the shares, (ii) 112,887,878 shares of Class B common stock held by Mr. Biswas or by trusts in which Mr. Biswas has voting or investment power over the shares and (iii) 4,191,342 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 3, 2023 by Mr. Biswas, of which 3,110,680 will be fully vested as of such date.
(3)Consists of (i) 310,797 shares of Class A common stock held by Mr. McCall or by trusts in which Mr. McCall has voting or investment power over the shares, (ii) 9,700,038 shares of Class B common stock held by Mr. McCall or by trusts in which Mr. McCall has voting or investment power over the shares and (iii) 416,487 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 3, 2023 by Mr. McCall, all of which will be fully vested as of such date.
(4)Consists of (i) 41,710 shares of Class A common stock held by Mr. Bicket or by trusts in which Mr. Bicket has voting or investment power over the shares, (ii) 113,106,716 shares of Class B common stock held by Mr. Bicket or by trusts in which Mr. Bicket has voting or investment power over the shares and (iii) 570,031 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 3, 2023 by Mr. Bicket, all of which will be fully vested as of such date.
(5)Consists of 4,043,625 shares of Class A common stock held by trusts in which Mr. Andreessen has voting or investment power over the shares. Mr. Andreessen, who is one of our directors, is an equity holder and managing member of entities affiliated with Andreessen Horowitz identified in footnote 8. Mr. Andreessen may also be deemed to hold shared voting and dispositive power over the shares held by entities affiliated with Andreessen Horowitz identified in footnote 8.
(6)Consists of 552,307 shares of Class A common stock held by trusts in which Mr. Taneja has voting or investment power over the shares. Mr. Taneja, who is one of our directors, is an equity holder and managing member of entities affiliated with General Catalyst identified in footnote 9. Mr. Taneja may also be deemed to hold shared voting and dispositive power over the shares held by the entities affiliated with General Catalyst identified in footnote 9.
(7)Consists of (i) 8,492,996 shares of Class A common stock and 336,306,526 shares of Class B common stock beneficially owned by our executive officers and directors and (ii) 4,761,373 shares of Class B common stock subject to outstanding options that are exercisable by our executive officers and directors within 60 days of April 3, 2023, of which 3,680,711 will be fully vested as of such date.
(8)Consists of (i) 4,974,501 shares of Class B common stock held of record by AH Parallel Fund IV, L.P., for itself and as nominee for AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B, L.P., and AH Parallel Fund IV-Q, L.P. (collectively, the “AH Parallel Fund IV Entities”), (ii) 5,633,880 shares of Class B common stock held of record by AH Parallel Fund V, L.P., for itself and as nominee for AH Parallel Fund V-A, L.P., AH Parallel Fund V-B, L.P., and AH Parallel Fund V-Q, L.P. (collectively, the “AH Parallel Fund V Entities”), (iii) 54,745,078 shares of Class B common stock held of record by Andreessen Horowitz Fund IV, L.P., for itself and as nominee for Andreessen Horowitz Fund IV-A, L.P., Andreessen Horowitz Fund IV-B, L.P., and Andreessen Horowitz Fund IV-Q, L.P. (collectively, the “AH Fund IV Entities”), (iv) 13,200,299 shares of Class B common stock held of record by Andreessen Horowitz LSV Fund I, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund I-B, L.P. and Andreessen Horowitz LSV Fund I-Q, L.P. (collectively, the “AH LSV Fund I Entities”), and (v) 3,995,652 shares of Class A common stock held of record by Andreessen Horowitz LSV Fund III, L.P. (“AH LSV Fund III”), for itself and as nominee for Andreessen Horowitz LSV Fund III-B, L.P. (“AH LSV Fund III-B”) and AH 2022 Annual Fund, L.P. (“AH 2022 Annual” and together with AH LSV Fund III and AH LSV Fund III-B, the “AH LSV Fund III Entities”). AH Equity Partners IV (Parallel), L.L.C. (“AH EP IV Parallel”), the general partner of the AH Parallel Fund IV Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH Parallel Fund IV Entities. The managing members of AH EP IV Parallel are Marc Andreessen and Benjamin Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Parallel Fund IV Entities. AH Equity Partners V (Parallel), L.L.C. (“AH EP V Parallel”), the general partner of the AH Parallel Fund V Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH Parallel Fund V Entities. The managing members of AH EP V Parallel are Marc Andreessen and Benjamin Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Parallel Fund V Entities. AH Equity Partners IV, L.L.C. (“AH EP IV”), the general partner of the AH Fund IV Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH Fund IV Entities. The managing members of AH EP IV are Marc Andreessen and Benjamin Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Fund IV Entities. AH Equity Partners LSV I, L.L.C. (“AH EP LSV I”), the general partner of the AH LSV Fund I Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH LSV Fund I Entities. The managing members of AH EP LSV I are Marc Andreessen and Benjamin Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH LSV Fund I Entities. AH Equity Partners LSV III, L.L.C. (“AH EP LSV III”), the general partner of AH LSV Fund III and AH LSV Fund III-B, may be deemed to have sole voting and dispositive power over the shares held by AH LSV Fund III and AH LSV Fund III-B. AH Equity Partners 2022 Annual Fund, L.L.C. (“AH EP 2022 Annual”), the general partner of AH 2022 Annual, may be deemed to have sole voting power and dispositive power over shares held by AH 2022 Annual. The managing members of AH EP LSV III and AH EP 2022 Annual are Marc Andreessen and Benjamin Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH LSV Fund III Entities. The address for each of these entities is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(9)Consists of (i) 3,943,716 shares of Class B common stock held of record by GC Venture VIII, LLC (“GCVVIII”), (ii) 8,588,813 shares of Class B common stock held of record by GC Venture VIII-B, LLC (“GCVVIIIB”), (iii) 3,187,815 shares of Class B common stock held of record by General Catalyst Group VIII Supplemental, L.P. (“GCGVIIIS”), (iv) 11,187,815 shares of Class B common stock held of record by General Catalyst Group VIII, L.P. (“GCGVIII”), (v) 4,520,428 shares of Class B common stock held of record by General Catalyst Group X - Endurance, L.P. (“GCGXE”) and (vi) 2,000,000 shares of Class A common stock held of record by General Catalyst Group XI - Endurance, L.P. (“GCGXIE”). General Catalyst Group Management Holdings GP, LLC (“GCGMH LLC”) is the general partner of General Catalyst Group Management Holdings, L.P., which is the manager of General Catalyst Group Management, LLC, which is (1) the manager of GC Venture VIII Manager, LLC, which is the manager of GCVVIII, (2) the manager of GC Venture VIII-B Manager, LLC, which is the manager of GCVVIIIB, (3) the manager of General Catalyst GP VIII, LLC (“GCGPVIII”), which is the general partner of General Catalyst Partners VIII, L.P., which is the general partner of GCGVIII and GCGVIIIS, (4) the manager of General Catalyst GP X – Growth Venture LLC, which is the general partner of General Catalyst Partners X – Growth Venture, L.P., which is the general partner of GCGXE and (5) the manager of General Catalyst Endurance GP XI, LLC, which is the general partner of General Catalyst Partners XI – Endurance, L.P., which is the general partner of GCGXIE. Kenneth Chenault, Joel Cutler, David Fialkow and Hemant Taneja are managing members of GCGMH LLC, and, as a result, may be deemed to share voting and investment power with respect to the shares held by GCVVIII, GCVVIIIB, GCGVIIIS, GCGVIII and GCGXE. Each party named above disclaims beneficial ownership of such shares. The principal business address of the foregoing entities and persons is 20 University Road, Suite 450, Cambridge, MA 02138.

(10)Pursuant to a Schedule 13G filed with the SEC on April 6, 2023, Baillie Gifford & Co. (Baillie Gifford) and/or one or more of its investment advisor subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisor clients, which may include investment companies registered under the Investment Act, employee benefit plans, pension funds, or other institutional clients, reported that as of March 31, 2023, it had sole voting power over 9,760,204 shares of Class A common stock and sole dispositive power over 18,868,603 shares of Class A common stock, and that its principal address is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.
(11)Pursuant to a Schedule 13G/A filed with the SEC on March 8, 2023, Morgan Stanley and/or certain operating units of Morgan Stanley and its subsidiaries and affiliates, including Morgan Stanley Investment Management Inc. reported that as of February 28, 2023, Morgan Stanley had shared voting power over 13,186,700 shares of Class A common stock and shared dispositive power over 13,906,122 shares of Class A common stock, and Morgan Stanley Investment Management Inc. reported that it had shared voting power with respect to 13,136,412 shares and shared dispositive power with respect to 13,855,834 shares. The principal address for Morgan Stanley is 1585 Broadway New York, NY 10036 and the principal address for Morgan Stanley Investment Management Inc. is 522 5th Avenue, 6th Floor, New York, NY 10036.
(12)Pursuant to a Schedule 13G/A filed with the SEC on February 13, 2023, General Atlantic L.P. reported that as of December 31, 2022, it had shared voting power and shared dispositive power over 9,227,020 shares of Class A common stock, and that its principal address is 55 East 52nd Street, 33rd Floor, New York, NY 10055.
(13)Pursuant to a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group reported that as of December 30, 2022, it had shared voting power over 11,907 shares of Class A common stock, sole dispositive power over 8,820,350 shares of Class A common stock and shared dispositive power over 84,966 shares of Class A common stock, and that its principal address is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, dated January 13, 2021, pursuant to which certain holders of our capital stock, including entities affiliated with Andreessen Horowitz, entities affiliated with General Catalyst, and Mr. Biswas, Mr. Bicket, and Mr. McCall (including certain of their affiliated trusts), have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Mr. Andreessen and Mr. Taneja are affiliated with Andreessen Horowitz and General Catalyst, respectively.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Person Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our written policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for Fiscal Year 2025 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our fiscal year 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before January 19, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Samsara Inc.
Attention: Corporate Secretary
1 De Haro Street
San Francisco, California 94107
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our fiscal year 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely for the fiscal year 2025 annual meeting, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific Time, on March 1, 2024, and
•no later than 5:00 p.m., Pacific Time, on March 31, 2024.
In the event that we hold our fiscal year 2025 annual meeting more than 25 days before or after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of our fiscal year 2025 annual meeting, and
•no later than 5:00 p.m., Pacific Time, on the 90th day following the day on which public announcement of the date of the annual meeting is first made by us (or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by us).
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 30, 2024.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Fiscal Year 2023 Annual Report and SEC Filings
We have filed our Annual Report on Form 10-K for our fiscal year ended January 28, 2023 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K on our investor relations website at https://investors.samsara.com/overview and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Samsara Inc., 1 De Haro Street, San Francisco, California 94107, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The Board of Directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
San Francisco, California
May 18, 2023

APPENDIX A
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)
This proxy statement includes the following non-GAAP financial measures, which should be viewed as additions to, and not substitutes for, or superior to, financial measures calculated in accordance with GAAP.
There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define adjusted free cash flow as net cash used in operating activities reduced by cash used for purchases of property and equipment, plus non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives. The following table presents a reconciliation of adjusted free cash flow to net cash used in operating activities for the periods presented:

	Fiscal Year Ended
	January 28, 2023	January 29, 2022
Net cash used in operating activities	$(103,021)	$(171,481)
Purchase of property and equipment	(33,240)	(19,353)
Purchase of property and equipment for build-out of corporate office facilities	26,227	11,096
Adjusted free cash flow	$(110,034)	$(179,738)
Net cash used in operating activities margin	(16)%	(40)%
Adjusted free cash flow margin	(17)%	(42)%
Net cash used in investing activities	$(631,848)	$(20,035)
Net cash provided by financing activities	$14,212	$701,644

samsara

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 28, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IOT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 28, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17332-P90980

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAMSARA INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Sanjit Biswas
02) John Bicket
03) Marc Andreessen
04) Sue Bostrom
05) Jonathan Chadwick
06) Ann Livermore
07) Hemant Taneja
08) Sue Wagner

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The ratification of the appointment of Deloitte & Touche LLP as Samsara Inc.'s independent registered public accounting firm for the fiscal year ending February 3, 2024.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. An advisory vote, on a non-binding basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

V17333-P90980

SAMSARA INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 29, 2023

The undersigned stockholder(s) hereby appoint(s) Sanjit Biswas, John Bicket, Dominic Phillips and Adam Eltoukhy, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Samsara Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Pacific Time on June 29, 2023, at www.virtualshareholdermeeting.com/IOT2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE ABOVE NAMED PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side